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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT


         We have issued our report dated February 27, 2003, accompanying the financial statements of GBC Bancorp, Inc. as of and for the year ended December 31, 2002, contained in the Form 10-KSB for the year ended December 31, 2002. We consent to the use of the aforementioned report in the Form 10-KSB for the year ended December 31, 2002.


                                             /s/ MAULDIN & JENKINS, LLC


Atlanta, Georgia
March 26, 2003